Exhibit 5.2

[Loyens & Loeff letterhead]

POSTAL ADDRESS	P.O. Box 71170 1008 BD AMSTERDAM
OFFICE ADDRESS	Fred. Roeskestraat 100 1076 ED AMSTERDAM The Netherlands
INTERNET	www.loyensloeff.com

To:

Fiat Chrysler Automobiles N.V.

25 St. James’s Street

London SW1A 1HA

United Kingdom

RE	Dutch law legal opinion – Fiat Chrysler Automobiles N.V. – Mandatory Convertible Shares

REFERENCE	document

Amsterdam, 3 December 2014

Dear Sir, Madam,

1	INTRODUCTION

We have acted as special counsel on certain matters of Dutch law to the Company (as defined below) in connection with, amongst other things, the registration of the Mandatory Convertible Shares (as defined below) in accordance with the Registration Statement (as defined below).

2	DEFINITIONS

2.1	Capitalised terms used but not (otherwise) defined herein are used as defined in the Schedules to this opinion letter.

2.2	In this opinion letter:

Company means Fiat Chrysler Automobiles N.V., registered with the Trade Register under number 60372958.

Execution Date means any date on which a Deed of Issuance is executed.

Mandatory Convertible Shares means the common shares in the capital of the Company issued following conversion of the Mandatory Convertible Securities and pursuant to one or more Deeds of Issuance.

Mandatory Convertible Securities means the mandatory convertible securities due 2016 issued pursuant to the Indenture.

The public limited company Loyens & Loeff N.V. is established in Rotterdam and is registered with the Trade Register of the Chamber of Commerce and Industry under number 24370566. Solely Loyens & Loeff N.V. shall operate as contracting agent. All its services shall be governed by its General Terms and Conditions, including, inter alia, a limitation of liability and a nomination of competent jurisdiction. These General Terms and Conditions have been printed on the reverse side of this page and may also be consulted via www.loyensloeff.com. The conditions were deposited with the Registry of the Rotterdam District Court on 1 July 2009 under number 43/2009.

AMSTERDAM    •    ARNHEM    •    BRUSSELS     •    LUXEMBOURG    •     ROTTERDAM    •    ARUBA CURACAO    •     DUBAI    •     GENEVA    •     HONG KONG    •    LONDON    •     NEW YORK    •     PARIS    •     SINGAPORE    •     TOKYO    •     ZURICH

Relevant Date means the date of the Resolutions, the date of the Opinion Documents and the date of this opinion letter.

Reviewed Documents means the documents listed in Schedule 1 (Reviewed documents).

SEC means the United States Securities and Exchange Commission.

Securities Act means the United States of America’s Securities Act of 1933, as amended from time to time.

Trade Register means the trade register of the Chamber of Commerce in the Netherlands.

3	SCOPE OF INQUIRY

3.1	For the purpose of rendering this opinion letter, we have only examined and relied upon electronically transmitted copies of the Reviewed Documents, which we consider to be the documents necessary under Dutch law for the purpose of providing the opinions set out in this opinion letter.

3.2	We have undertaken only the following searches and inquiries (the Checks) at the date of this opinion letter which we consider to be the investigations necessary under Dutch law for the purpose of providing the opinions set out in this opinion letter:

(a)	an inquiry by telephone at the Trade Register, confirming that no changes were registered after the date of the Excerpt;

(b)	an inquiry by telephone at the bankruptcy clerk’s office (faillissementsgriffie) of the court in Amsterdam, the Netherlands, confirming that the Company is not listed in the insolvency register;

(c)	an online inquiry on the relevant website (www.rechtspraak.nl) of the EU Registrations with the Central Insolvency Register (Centraal Insolventie Register) confirming that the Company is not listed on the EU Registrations with the Central Insolvency Register; and

(d)	an online inquiry on the relevant website (http://eur-lex.europa.eu/) of the Annex to Council regulation (EC) No 2580/2001, Annex I of Council regulation (EC) No 881/2002 and the Annex to Council Common Position 2001/931 relating to measures to combat terrorism, all as amended from time to time, confirming that the Company is not listed on such annexes.

3.3	We have not reviewed any documents incorporated by reference or referred to in the Reviewed Documents (unless included as a Reviewed Document) and therefore our opinions do not extend to such documents.

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4	NATURE OF OPINION

4.1	We only express an opinion on matters of Dutch law and the law of the European Union, to the extent directly applicable in the Netherlands, in force on the date of this opinion letter, excluding unpublished case law. We do not express an opinion on tax law, competition law and financial assistance. The terms the “Netherlands” and “Dutch” in this opinion letter refer solely to the European part of the Kingdom of the Netherlands.

4.2	Our opinion is strictly limited to the matters stated herein. We do not express any opinion on matters of fact, on the commercial and other non-legal aspects of the transactions contemplated by the Opinion Documents and each Deed of Issuance and on any representations, warranties and other information included in the Opinion Documents and each Deed of Issuance and any other document examined in connection with this opinion letter, except as expressly stated in this opinion letter.

4.3	In this opinion letter Dutch legal concepts are sometimes expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to the concepts described by the same English term as they exist under the laws of other jurisdictions. For the purpose of tax law a term may have a different meaning than for the purpose of other areas of Dutch law.

4.4	This opinion letter and any non-contractual obligations arising out of or in relation to this opinion letter are governed by Dutch law.

4.5	This opinion letter refers to the date hereof. No obligation is assumed to update this opinion letter or to inform any person of any changes of law or other matters coming to our knowledge and occurring after the date of this opinion letter, which may have effect on the opinions set out in this opinion letter.

4.6	This opinion letter is issued by Loyens & Loeff N.V. Individuals or legal entities that are involved in the services provided by or on behalf of Loyens & Loeff N.V. cannot be held liable in any manner whatsoever.

5	OPINIONS

The opinions expressed in this paragraph 5 (Opinions) should be read in conjunction with the assumptions set out in Schedule 2 (Assumptions) and the qualifications set out in Schedule 3 (Qualifications). On the basis of these assumptions and subject to these qualifications and any factual matters or information not disclosed to us in the course of our investigation, we are of the opinion that as at the date of this opinion letter:

5.1	Corporate status

The Company has been duly incorporated as a naamloze vennootschap (public limited liability company) under Dutch law.

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5.2	No insolvency, dissolution, merger or demerger

Based solely on the Excerpt and the Checks, the Company is validly existing and has not been dissolved (ontbonden), merged (gefuseerd) involving the Company as disappearing entity, demerged (gesplitst), granted a suspension of payments (surseance verleend), declared bankrupt (failliet verklaard) or been subjected to any insolvency proceedings listed in Annex A or winding up proceedings listed in Annex B of the 29 May 2000 Council Regulation (EC) No 1346/2000 on Insolvency Proceedings (the Insolvency Regulation).

5.3	Corporate power

The Company has the necessary corporate capacity and power to execute the Opinion Documents, and to exercise its rights and perform its obligations thereunder.

5.4	Due authorisation

The execution by the Company of the Opinion Documents will have been duly authorised by all requisite corporate action on the part of the Company.

5.5	Due execution

When duly signed by an authorised representative of the Company, the Opinion Documents will have been duly executed by the Company.

5.6	Issued share capital

When issued following conversion of the Mandatory Convertible Securities and pursuant to a Deed of Issuance, each Mandatory Convertible Share will have been duly authorised, validly issued and shall be fully paid and non-assessable.

6	ADDRESSEES

6.1	This opinion letter is addressed to you in relation to and as an exhibit to the Registration Statement and may not be disclosed to and relied upon by any other person without our prior written consent other than as an exhibit to the Registration Statement. This opinion letter is not to be used or relied upon for any purpose other than in connection with the filing of the Registration Statement.

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6.2	We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to Loyens & Loeff N.V. under the heading “Legal Matters” in the Registration Statement. In giving the consent set out in the previous sentence, we do not thereby admit or imply that we are in the category of persons whose consent is required under Section 7 of the Securities Act or any rules and regulations of the SEC promulgated thereunder.

Yours faithfully,

/s/ Loyens & Loeff N.V.

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Schedule 1

REVIEWED DOCUMENTS

1	An excerpt of the registration of the Company in the Trade Register dated 4 November 2014 (the Excerpt).

2	The deed of incorporation of the Company dated 1 April 2014 (the Deed of Incorporation).

3	The articles of association (statuten) of the Company included in the deed of amendment of the articles of association of the Company dated 11 October 2014, effective per 12 October 2014 (the Articles).

4	The regulations of the board of directors (bestuursreglement) of the Company dated 29 October 2014 (the Board Regulations).

5	The draft dated 3 December 2014 of the minutes of the meeting of the board of directors of the Company dated 29 October 2014 (the Board Resolution) regarding, inter alios, (i) the authorisation of the issuance (of rights to subscribe for) and/or the delivery of Mandatory Convertible Shares and (ii) the delegation (the Delegation Resolution) of certain decisions to the Chief Executive Officer of the Company.

6	The draft dated 3 December 2014 of the resolution of the Chief Executive Officer of the Company (the CEO Resolution and together with the Board Resolution, the Resolutions).

7	The draft dated 3 December 2014 of the deed of issuance relating to the issuance of the Mandatory Convertible Shares (the Deed of Issuance).

8	The draft dated 2 December 2014 of the New York law indenture relating to the Mandatory Convertible Securities between the Company and The Bank of New York (as defined therein) (the Indenture).

9	The draft dated 2 December 2014 of the global security relating to the Mandatory Convertible Securities (the Global Security and together with the Indenture, the Opinion Documents).

10	The final draft dated 3 December 2014 of the registration statement on Form F-1 to be filed by the Company with the SEC under the Securities Act (the Registration Statement).

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Schedule 2

ASSUMPTIONS

The opinions in this opinion letter are subject to the following assumptions:

1	Documents

1.1	All signatures are genuine, all original documents are authentic and all copies are complete and conform to the originals.

1.2	The information recorded in the Excerpt is true, accurate and complete (save for the issuance of 171,815 common shares in the capital of the Company on 4 November 2014) on the Relevant Date and will be true, accurate and complete on the Execution Date (although not constituting conclusive evidence thereof, this assumption, with respect to the information recorded in the Excerpt on the date hereof, is supported by the Checks).

1.3	The Board Resolution correctly reflects the resolutions made by the board of directors of the Company, the CEO Resolution correctly reflects the resolutions to be made by the Chief Executive Officer of the Company and these resolutions will not be amended, supplemented, terminated, rescinded, nullified or declared void thereafter.

1.4	Each Deed of Issuance will be validly executed on the relevant Execution Date substantially in the form of the draft as referred to under paragraph 7 of Schedule 1 (Reviewed documents) and will not be amended, supplemented, terminated, rescinded, nullified or declared void thereafter.

1.5	The Opinion Documents will be executed in the form of the drafts referred to in paragraphs 8 and 9 (Opinion Documents) of Schedule 1 (Reviewed documents).

1.6	The Registration Statement has been or will be filed with the SEC and declared effective pursuant to the Securities Act.

1.7	The Global Security qualifies as an agreement (overeenkomst) within the meaning of section 3 of the EC Regulation of 17 June 2008 on the law applicable to contractual obligations.

2	Incorporation, existence and corporate power

2.1	The Company has not been listed on the list referred to in article 2 (3) of Council Regulation (EC) No 2580/2001 of 27 December 2001, listed in Annex I to Council Regulation (EC) No 881/2002 of 27 May 2002 or listed and marked with an asterisk in the Annex to Council Common Position 2001/931 of 27 December 2001 relating to measures to combat terrorism, as amended from time to time (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Checks).

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2.2	The Company has its centre of main interest (as described in the Insolvency Regulation) in the Netherlands and does not have an establishment (as described in the Insolvency Regulation) which has been subjected to any insolvency proceeding or winding up proceeding outside the Netherlands.

2.3	The Company will be validly existing under the laws of the Netherlands on each Execution Date.

2.4	The Board Regulations are the regulations of the board of directors of the Company in force on the Relevant Date and on each Execution Date.

2.5	The Articles are the articles of association (statuten) of the Company in force on the Relevant Date and on each Execution Date.

3	Corporate authorisations

3.1	The consent, approval or authorisation of any person and any other step or formality which is required in relation to the execution of the Opinion Documents and any Deed of Issuance and the performance and observance of the terms thereof by the parties, as listed in the Opinion Documents and any Deed of Issuance, have been obtained or taken at or prior to the relevant Execution Date and Relevant Date and has not been amended or revoked.

3.2	No member of the board of directors of the Company has or will have a direct or indirect personal interest which conflicts with the interest of the Company or its business in respect of the entering into the Opinion Documents and any Deed of Issuance (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Resolutions).

4	Other parties

4.1	Each party to any Deed of Issuance, other than the Company, is validly existing under the laws by which it is purported to be governed on the relevant Execution Date.

4.2	Each party to any Deed of Issuance, other than the Company, has all requisite power or capacity (corporate and otherwise) to execute and to perform its obligations under the relevant Deed of Issuance and each Deed of Issuance has been or will be duly authorised, executed and delivered by or on behalf of the parties thereto other than the Company.

5	Issued share capital

5.1	The obligation to pay up each Mandatory Convertible Share is fully satisfied by set-off (verrekening) with the outstanding amount of the claim, or the relevant part thereof, under the relevant Mandatory Convertible Security or Mandatory Convertible Securities.

5.2	Upon the grant and issuance of each Mandatory Convertible Security and each share in the capital of the Company, the authorised share capital of the Company allows for the grant and issuance of such Mandatory Convertible Security and such share in the capital of the Company.

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Schedule 3

QUALIFICATIONS

The opinions in this opinion letter are subject to the following qualifications:

1	Insolvency

The opinions expressed herein may be affected or limited by the provisions of any applicable bankruptcy (faillissement), suspension of payments (surseance van betaling), emergency regulations (noodregeling), other insolvency proceedings and fraudulent conveyance (actio pauliana), reorganisation, and other laws of general application now or hereafter in effect, relating to or affecting the enforcement or protection of creditors’ rights.

2	Accuracy of information

The information obtained from a bankruptcy clerk’s office (faillissementsgriffie) and the online international bankruptcy clerk’s office of the court of The Hague (internationale faillissementsgriffie) does not provide conclusive evidence that the Company has not been granted a suspension of payments, declared bankrupt or subjected to any other insolvency proceedings listed in Annex A or winding up proceedings listed in Annex B of the Insolvency Regulation. Under the Dutch Bankruptcy Act (Faillissementswet) the declaration of a bankruptcy is effected by a court order, with effect from and including the day on which the bankruptcy order is issued. The clerk of the bankruptcy court is under an obligation to keep a public register in which, among others, extracts from the court orders by which a bankruptcy order is declared are registered. We have made enquiries with the clerk of the bankruptcy court whether the Company is registered as being declared bankrupt in the register kept by the clerk. We have received oral confirmation that this is not the case. Such confirmation, however, does not constitute conclusive evidence that the Company is not declared bankrupt, as a proper registration of a bankruptcy order is not a condition for the bankruptcy order to be effective.

3	Enforceability

The opinions expressed herein with respect to each Deed of issuance may be affected by the availability of general defences under Dutch law such as the principles of reasonableness and fairness, modification on grounds of unforeseen circumstances, duress, deceit, mistake, undue influence and, if and to the extent not validly waived, force majeure, the right to suspend performance as long as the other party is in default in respect of its obligations, the right to set-off and the right to dissolve a transaction upon default by the other party.

4	Corporate authorisations

Dutch law does not impose limitations on delegation of resolutions. One Dutch legal scholar has taken the view that material board functions may not be delegated. To date this view is not supported by other Dutch legal scholars. In addition, in our view it can be

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successfully argued that the resolutions adopted in the CEO Resolution do not relate to material board functions as these resolutions are taken in line with the strategy and risks management policy of the Company (as confirmed in the Resolutions).

5	Trust

Pursuant to the Convention on the law applicable to trusts and their recognition of 1 July 1985, a trust created in accordance with the chosen law, will be recognised by the courts in the Netherlands, provided that the chosen law provides for trusts and the trust has been created voluntarily and is evidenced in writing. The courts in the Netherlands will, however, not be bound to recognise a trust of which the significant elements are more closely connected with states which do not provide for the institution of the trust.

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